Exhibit 4.9

ENOVA INTERNATIONAL, INC.,

as Issuer,

GUARANTORS PARTY HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of October 4, 2023

to

Indenture

Dated as of September 19, 2018

8.500% Senior Notes due 2025

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 4, 2023, is entered into by and among ENOVA INTERNATIONAL, INC., a Delaware corporation (the “Company”), each of the guarantors listed on the signature pages hereto (the “Guarantors”), and COMPUTERSHARE TRUST COMPANY, N.A., as Trustee (the “Trustee”), under the Indenture, dated as of September 19, 2018, (as heretofore amended, supplemented, or modified, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company has issued its 8.500% Senior Notes due 2025 (the “Notes”) pursuant to the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may amend the Indenture, subject to certain exceptions that are not applicable to the amendments to the Indenture to be effected by this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, pursuant to the Company’s Consent Solicitation Statement, dated September 26, 2023 (the “Consent Solicitation Statement”), the Company has solicited (the “Consent Solicitation”), and received, consents from Holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) to the Proposed Amendments;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Company hereby requests that the Trustee join in the execution and delivery of this Supplemental Indenture, and the Company has delivered to the Trustee evidence of the receipt of the Requisite Consents to the Proposed Amendments provided for herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.1 Amendments.

(a) Section 1.01 of the Indenture is hereby amended by adding in alphabetical order the definition of “Tangible Common Equity” so that such definition reads, in its entirety, as follows:

““Tangible Common Equity” of any Person as of any date of determination means Total common stockholders’ equity minus goodwill and intangible assets as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available.”

(b) Section 1.01 of the Indenture is hereby amended by adding in alphabetical order the definition of “Debt to Tangible Common Equity Ratio” so that such definition reads, in its entirety, as follows:

““Debt to Tangible Common Equity Ratio” means Total Indebtedness divided by Tangible Common Equity.”

(c) Section 1.01 of the Indenture is hereby amended by adding in alphabetical order the definition of “Total Indebtedness” so that such definition reads, in its entirety, as follows:

““Total Indebtedness” of any Person as of any date of determination means Long-term debt (which includes the current portion thereof) as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available.”

(d) The Indenture is hereby amended by amending and restating Section 4.06(b)(10) in its entirety to the text set forth below:

“(10) Restricted Payments in an amount which, at the time taken and when taken together with all Restricted Payments previously made pursuant to this clause (10) and then outstanding, does not exceed $200.0 million; so long as, immediately after giving pro forma effect to the making of such Restricted Payment, the Debt to Tangible Common Equity Ratio of the Company does not exceed 4.5 to 1.0.”

ARTICLE TWO

EFFECTIVENESS

SECTION 2.1 Effective Date. This Supplemental Indenture will become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture immediately upon the execution of this Supplemental Indenture by the parties hereto, but the Proposed Amendments shall not become operative except as set forth in Section 2.2 hereof.

SECTION 2.2 Operative Time. The Proposed Amendments shall become operative upon the payment in full of the Consent Fee (as defined in the Consent Solicitation Statement) to each of the Holders entitled to receive such payment pursuant to the Consent Solicitation Statement.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1 Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.2 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3 The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Supplemental Indenture Part of Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.6 Counterparts. This Supplemental Indenture may be executed by one or more of the parties to this Supplemental Indenture on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to be an original and shall constitute one and the same instrument. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall be deemed to include transmission by facsimile or electronic communications (including “.pdf” or “.tif” files), electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 3.7 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENOVA INTERNATIONAL, INC., as Issuer

By:

Name: Steve Cunningham

Title: Chief Financial Officer

GUARANTORS:

AEL NET MARKETING, LLC

a Delaware limited liability company

AEL NET OF MISSOURI, LLC

a Delaware limited liability company

CashEuroNet UK, LLC

a Delaware limited liability company

CASHNETUSA OF FLORIDA, LLC

a Delaware limited liability company

CNU Global-1, LLC

a Delaware limited liability company

CNU Global-2, LLC

a Delaware limited liability company

CNU OF ALASKA, LLC

a Delaware limited liability company

CNU OF ARIZONA, LLC

a Delaware limited liability company

CNU OF CALIFORNIA, LLC

a Delaware limited liability company

CNU OF COLORADO, LLC

a Delaware limited liability company

CNU OF DELAWARE, LLC

a Delaware limited liability company

CNU OF FLORIDA, LLC

a Delaware limited liability company

CNU OF ILLINOIS, LLC

a Delaware limited liability company

CNU OF IOWA, LLC

a Delaware limited liability company

CNU OF INDIANA, LLC

a Delaware limited liability company

CNU OF HAWAII, LLC

a Delaware limited liability company

CNU OF MAINE, LLC

a Delaware limited liability company

CNU OF MICHIGAN, LLC

a Delaware limited liability company

CNU OF MINNESOTA, LLC

a Delaware limited liability company

CNU OF MISSISSIPPI, LLC

a Delaware limited liability company

CNU OF MISSOURI, LLC

a Delaware limited liability company

CNU OF MONTANA LLC

a Delaware limited liability company

CNU OF NEVADA, LLC

a Delaware limited liability company

CNU OF NEW HAMPSHIRE, LLC

a Delaware limited liability company

CNU OF NEW MEXICO, LLC

a Delaware limited liability company

CNU OF NORTH DAKOTA, LLC

a Delaware limited liability company

CNU OF OHIO, LLC

a Delaware limited liability company

CNU OF OKLAHOMA, LLC

a Delaware limited liability company

CNU OF OREGON, LLC

a Delaware limited liability company

CNU OF RHODE ISLAND, LLC

a Delaware limited liability company

CNU OF SOUTH CAROLINA, LLC

a Delaware limited liability company

CNU OF TENNESSEE, LLC

a Delaware limited liability company

CNU OF WASHINGTON, LLC

a Delaware limited liability company

CNU OF WISCONSIN, LLC

a Delaware limited liability company

CNU OF WYOMING, LLC

a Delaware limited liability company

CNU TECHNOLOGIES OF IOWA, LLC

a Delaware limited liability company

DOLLARS DIRECT, LLC

a Delaware limited liability company

ENOVA BRAZIL, LLC

a Delaware limited liability company

ENOVA INTERNATIONAL GEC, LLC

a Delaware limited liability company

ENOVA SMB, LLC

a Delaware limited liability company

By: CNU ONLINE HOLDINGS, LLC

Its: Member

By: Name: Steve Cunningham

Title: Vice President

GUARANTORS:

ALIGN INCOME SHARE FUNDING LLC

a Delaware limited liability company

ALIGN MINT, LLC

a Delaware limited liability company

BILLERS ACCEPTANCE GROUP, LLC

a Delaware limited liability company

THE BUSINESS BACKER, LLC

a Delaware limited liability company

CASHNET CSO OF MARYLAND, LLC

a Delaware limited liability company

CNU DOLLARSDIRECT INC.

a Delaware corporation

CNU DollarsDirect Lending Inc.

a Delaware corporation

CNU OF ALABAMA, LLC

a Delaware limited liability company

CNU OF IDAHO, LLC

a Delaware limited liability company

CNU OF KANSAS, LLC

a Delaware limited liability company

CNU OF LOUISIANA, LLC

a Utah liability company

CNU OF SOUTH DAKOTA, LLC

a Delaware limited liability company

CNU OF TEXAS, LLC

a Delaware limited liability company

CNU OF UTAH, LLC

a Utah limited liability company

CNU ONLINE HOLDINGS, LLC

a Delaware limited liability company

CUMULUS FUNDING, INC.

a Delaware corporation

DEBIT PLUS, LLC

a Delaware limited liability company

ENERGY INTERMEDIATE, INC.

a Delaware corporation

ENOVA FINANCIAL HOLDINGS, LLC

a Delaware limited liability company

ENOVA ONLINE SERVICES, LLC

a Delaware limited liability company

HEADWAY CAPITAL, LLC

a Delaware limited liability company

MOBILE LEASING GROUP, INC.

a Delaware corporation

NC FINANCIAL SOLUTIONS, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF TEXAS, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF UTAH, LLC

a Utah limited liability company

NETCREDIT FINANCE, LLC

a Delaware limited liability company

NETCREDIT LOAN SERVICES, LLC

a Delaware limited liability company

ODK CAPITAL, LLC

a Utah limited liability company

PANGEA INTERMEDIATE, LLC

a Delaware limited liability company

PANGEA TRANSFER COMPANY, LLC

a Delaware limited liability company

TENNESSEE CNU, LLC

a Delaware limited liability company

By: Name: Steve Cunningham

Title: Vice President

GUARANTORS:

CASHNETUSA CO LLC

a Delaware limited liability company

CASHNETUSA OR LLC

a Delaware limited liability company

THE CHECK GIANT NM, LLC

a Delaware limited liability company

By: CNU of New Mexico, LLC

Its: Manager

By: CNU Online Holdings, LLC

Its: Member

By: Name: Steve Cunningham

Title: Vice President

GUARANTORS:

CREDITME, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ALABAMA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ARIZONA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF DELAWARE, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF GEORGIA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF IDAHO, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ILLINOIS, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MISSOURI, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NORTH DAKOTA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF OHIO, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC

a Utah limited liability company

NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC

a Delaware limited liability company

By: NC Financial Solutions, LLC

Its: Member

By: Name: Steve Cunningham

Title: Vice President

GUARANTOR:

NC FINANCIAL SOLUTIONS OF LOUISIANA, LLC

a Utah limited liability company

By: CNU of Utah, LLC

Its: Member

By: Name: Steve Cunningham

Title: Vice President

GUARANTOR:

ENOVA DECISIONS, LLC

a Delaware limited liability company

By: Name: Steve Cunningham

Title: Secretary

GUARANTOR:

ODWS, LLC

a Delaware limited liability company

By: Name: Steve Cunningham

Title: Officer

GUARANTORS:

ENOVA CARD SERVICES, LLC

a Delaware limited liability company

ENOVA CARD HOLDCO, LLC

a Delaware limited liability company

ODX, LLC

a Delaware limited liability company

ON DECK CANADA HOLDINGS, INC.

a Delaware corporation

ON DECK CAPITAL, INC.

a Delaware corporation

By:

Name: Steve Cunningham

Title: Treasurer

GUARANTOR:

PANGEA USA, LLC

a Delaware limited liability company

By: Pangea Transfer Company, LLC

Its: Member

By:

Name: Steve Cunningham

Title: Vice President

GUARANTORS:

CNU OF VIRGINIA, LLC

a Utah limited liability company

OHIO CONSUMER FINANCIAL SOLUTIONS, LLC

a Delaware limited liability company

By:

Name: David Fisher

Title: President

GUARANTORS:

DEBIT PLUS PAYMENT SOLUTIONS, LLC

a Delaware limited liability company

DEBIT PLUS SERVICES, LLC

a Delaware limited liability company

DEBIT PLUS TECHNOLOGIES, LLC

a Delaware limited liability company

By: Debit Plus, LLC

Its: Member

By:

Name: Steve Cunningham

Title: Vice President

COMPUTERSHARE TRUST COMPANY, as Trustee

By:_______________________________________

Name:

Title: